                                                             EXHIBIT 99.(h)(xxi)

State Street Bank and Trust Company
1776 Heritage Drive
North Quincy, MA 02171

Re:     American AAdvantage Funds
            Custody Agreement
            Transfer Agency and Service Agreement
            Administrative Services Agreement

Ladies and Gentlemen:

This is to advise you that the American AAdvantage Funds ("the Funds") have established two new series, the Mid-Cap Value Fund and the Treasury Inflation Protected Securities Fund. In accordance with the Additional Funds provisions of
Section 20 of the Custodian Contract dated December 1, 1997, Section 15 of the Transfer Agency and Services Agreement dated January 1, 1998, and Section 7 of the Administrative Services Agreement between the Funds and State Street Bank and Trust Company, the Funds hereby request that you act as Custodian and Transfer Agent for the Mid-Cap Value Fund and Treasury Inflation Protected Securities Fund and that you invest certain excess cash balances in futures contracts for the Mid-Cap Value Fund under the terms of the respective contracts. In addition, the Funds hereby request that you invest certain excess cash balances in futures contracts for the Emerging Markets Fund.

Pursuant to Section 20 of the above referenced Custodian Contract and Section 15 of the above referenced Transfer Agency and Services Agreement, the Funds hereby request that Schedules C and D of the Custodian Contract and Schedule A of the Transfer Agency and Services Agreement be amended and restated as attached. Pursuant to Section 7 of the above referenced Administrative Services Agreement, the Funds hereby request that Schedule A of the Administrative Services Agreement be amended and restated as attached.

Please indicate your acceptance of the foregoing by executing two copies of this Letter Agreement, returning one to the Funds and retaining one copy for your records.

American AAdvantage Funds

By:   ______________________________
      Name: William F. Quinn
      Title: President

Agreed to as of the           day of                          , 2004.
                    __________       _________________________

State Street Bank and Trust Company

By:   _______________________________
      Name:
      Title:

                      TRANSFER AGENCY AND SERVICE AGREEMENT
                                   SCHEDULE A

                                   PORTFOLIOS

Name of Portfolio

BALANCED FUND

INTERMEDIATE BOND FUND

INTERNATIONAL EQUITY FUND

LARGE CAP VALUE FUND

MONEY MARKET FUND

MUNICIPAL MONEY MARKET FUND

SHORT-TERM BOND FUND

SMALL CAP VALUE FUND

S&P 500 INDEX FUND

U.S. GOVERNMENT MONEY MARKET FUND

LARGE CAP GROWTH FUND

EMERGING MARKETS FUND

SMALL CAP INDEX FUND

INTERNATIONAL EQUITY INDEX FUND

HIGH YIELD BOND FUND

ENHANCED INCOME FUND

MID-CAP VALUE FUND

TREASURY INFLATION PROTECTED SECURITIES FUND